HemaCare Corporation

                                EXHIBIT 11

                    Basic and Diluted Net Loss per Share

                                               Three Months Ended         Nine Months Ended
                                                  September 30,              September 30,
                                           ---------------------------  -----------------------
                                              2003           2002          2003       2002
                                           -----------    ------------  ----------   ----------
             BASIC AND DILUTED
             -----------------
Weighted average common shares used
  to compute basic and diluted earnings
  per share...........................       7,754,430     7,738,060      7,752,196    7,647,060
                                           ============   ===========   ============  ===========

                   Net loss...........     $(4,679,000)   $ (462,000)   $(4,943,000)  $ (619,000)
                                           ============   ===========   ============  ===========

Basic and diluted net loss per share..     $     (0.60)   $    (0.06)   $     (0.64)  $    (0.08)
                                           ============   ===========   ============  ===========
